As filed with the Securities and Exchange Commission on November 2, 2011

                                                     Registration No. 333-176509
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           FORM S-1/A AMENDMENT NO. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   GOFF CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                              8741                            27-3129919
 (State or jurisdiction of         (Primary Standard Industrial               (IRS Employer
incorporation or organization)      Classification Code Number)           Identification Number)

9 NOF Commercial Centre Industrial Park,                 Nevada Commercial Registered Agents LC
  Old Mallow Rd, Cork City, Ireland                                 4231 Dant Blvd
          087-154-7690                                              Reno, Nevada 89509
(Address and telephone number of                              (Name, address and telephone
 registrant's executive office)                                number of agent for service)

                                 With a Copy to:

                            Lawrence W. Horwitz Esq.
           Horwitz, Cron & Armstrong, LLP 26475 Rancho Parkway South,
                      Lake Forest, CA 92630 (949) 540-6540
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

   From time to time after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF EACH                         PROPOSED        PROPOSED
  CLASS OF                            MAXIMUM          MAXIMUM
 SECURITIES                           OFFERING        AGGREGATE       AMOUNT OF
   TO BE          AMOUNT TO BE       PRICE PER        OFFERING      REGISTRATION
 REGISTERED        REGISTERED         SHARE (1)         PRICE           FEE
--------------------------------------------------------------------------------
Common Stock        7,090,000     $0.01 per share     $70,900          $8.23
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                                   GOFF CORP.
                                7,090,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not quoted on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders named in this prospectus are offering the 7,090,000 shares of our common stock offered through this prospectus. The 7,090,000 shares offered by the selling shareholders represent 58% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering. We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

                                    Underwriting
                    Offering       Discounts and           Proceeds to
                     Price          Commissions        Selling Shareholders
                     -----          -----------        --------------------
     Per Share      $  0.01             None                  $  0.01
     Total          $70,900             None                  $70,900

Our common stock is presently not quoted on any market or securities exchange. The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are quoted on the OTC Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the OTC Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes quoted on the OTC Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The Date of This Prospectus is: ___________, 2011

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary                                                                        3
Risk Factors                                                                   5
Forward-Looking Statements                                                     9
Use of Proceeds                                                                9
Determination of Offering Price                                                9
Dilution                                                                       9
Selling Shareholders                                                           9
Plan of Distribution                                                          11
Description of Securities                                                     13
Interest of Named Experts and Counsel                                         14
Description of Business                                                       14
Market for Common Equity and Related Stockholder Matters                      17
Plan of Operation                                                             18
Changes in and Disagreements with Accountants                                 20
Available Information                                                         20
Directors, Executive Officers, Promoters and Control Persons                  21
Executive Compensation                                                        22
Security Ownership of Certain Beneficial Owners and Management                23
Certain Relationships and Related Transactions                                24
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                              24
Financial Statements                                                          25

                                     SUMMARY

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" "the Company" or "Goff" refers to Goff Corp. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. Prospective investors are urged to read the entire prospectus before making an investment decision to purchase our common shares.

We were incorporated on July 12, 2010 under the laws of the state of Nevada. Our principal offices are located at 9 NOF Commercial Centre Industrial Park, Old Mallow Rd, Cork City, Ireland. Our telephone number is 353-86-704-4784. We intend to provide web-based services in that focus around our website that will operate as a link for employers in and individuals seeking employment in the UK and Ireland.

At the time of filing this registration statement the company has begun the development of a corporate website using the following URL:and
(www.goffcareers.com), raised $28,350 in share capital and completed an audit of the company's financial statements ended June 30, 2011. We have yet to implement our business plan.

The following steps are required in order to begin operations (All figures have been converted into US dollars our reporting currency):

COMPLETION OF SECONDARY FINANCING (180 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)
BUDGET: $20,000

DEVELOP WEBSITE (45 DAYS AFTER THE SECONDARY FINANCING)
BUDGET: $20,000

MARKETING AND SEARCH ENGINE OPTIMIZATION (IMMEDIATELY AFTER SECONDARY FINANCING)
BUDGET: $60,000

VIDEO CONFERENCING AND MOBILE APPLICATIONS (AFTER COMPLETION OF WEBSITE)
BUDGET: $20,000

GENERAL AND ADMINISTRATIVE
BUDGET: $65,000

REVENUE

Revenue is expected to be generated from two main sources:

-    Employers listing job positions on website.
-    Advertisements and click through marketing placed on website.

TOTAL TIMELINE: 225 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT TOTAL BUDGET: $185,000

At our year end, June 30, 2011 we had assets of $24,759 made up completely of cash and a net loss of ($4,416). Our current monthly burn rate is approximately $1,500 and our current capital will last the company less than 7 months. Our budget to complete our plan of operations is $185,000. The estimated costs associated with this offering are approximately $15,000 leaving us with post-offering cash assets of $9,759 as of June 30, 2011. The current burn rate is primarily made up of the costs associated with being a reporting issuer and is projected to increase substantially once operations begin.

THE OFFERING:

Securities Being Offered         Up to 7,090,000 shares of common stock.

Offering Price                   The selling shareholders will sell our shares
                                 at a fixed price of $0.01 per share unless and until our shares are quoted on the OTC Bulletin
                                 Board.

                                 There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

                                 We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering            The selling shareholders will determine when
                                 and how they will sell the common stock offered in this prospectus.

Termination of the Offering      The offering will conclude when all of the
                                 7,090,000 shares of common stock have been
                                 sold, the shares no longer need to be
                                 registered to be sold due to the operation of
                                 Rule 144 or we decide at any time to terminate
                                 the registration of the shares at our sole
                                 discretion but in no event later than two years
                                 from the effective date of this registration
                                 statement. ( Date of expiration will be
                                 provided for this continuous offering once
                                 known)
Securities Issued and
to be Issued                     7,090,000 shares of our common stock to be sold
                                 in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of the common stock by the selling
                                 shareholders.

The purpose of this offering is to offer existing shareholders (other than officers and directors) the opportunity to benefit from a trading market, if one develops in response to the Company's future performance. Depending on the level of market interest, the Company may consider selling additional shares to new investors to help fund working capital requirements and expand the scope of business. The Company is aware of the fact that the creation of a secondary market of shares for sale may have an adverse effect on our ability to raise capital in the future. The Company is not contractually obligated to file the S-1.

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

                                                           As of June 30, 2011
                                                           -------------------
                                                               (Audited)
BALANCE SHEET
Total Assets                                                    $ 24,759
Total Liabilities                                               $    825
Stockholders Equity                                             $ 23,934

                                                       Period from July 12, 2010
                                                         (date of inception) to
                                                              June 30, 2011
                                                              -------------
                                                               (Audited)
INCOME STATEMENT
Revenue                                                         $     --
Total Expenses                                                  $  4,416
Net Loss                                                        $ (4,416)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE INTEND TO ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 11,440,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

At June 30, 2011, we had cash on hand of $24,759, and we have accumulated a deficit of ($4,416) in business development expenses. The estimated costs associated with this offering are approximately $15,000 leaving us with post-offering cash assets of $9,759 as of June 30, 2011. The current burn rate is the cost associated with costs of being a reporting issuer and is projected to increase substantially once operations begin.

We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We intend to raise the required funds through an equity placement by filing a secondary registration statement. We will realize no proceeds from the present registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. We have not generated any revenue from operations to date. The specific cost requirements needed to maintain operations will depend upon demand generated from potential clients but initial projections are discussed in the Plan of Operations.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

 Our two officers and directors GaryO'Flynn and Patrick Corkery will only be devoting limited time to our operations. Patrick will be handling most of the company's day to day operations and intends to devote 10 hours of his week to our business affairs until such a time when a salary can be drawn. Gary O'Flynn will be available on an as needed basis until full operations begin. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY TWO OFFICERS AND DIRECTORS WHO HAVE NO FORMAL TRAINING IN JOB PLACEMENT SERVICES OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our two officers Gary O'Flynn and Patrick Corkery do not have experience in the field of job placement services. Because of this lack of experience there is a risk that some of the strategic or operational factors needed to achieve self-sustaining levels of revenues may be overlooked. If we are unable to reach our projected break-even level of clients our business could fail or require additional financing beyond our current budget.

BECAUSE WE HAVE ONLY TWO OFFICERS AND DIRECTORS WHO HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only two officers and directors. Both have no formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause an investor to lose their investment. Gary and Patrick's lack of training in financial accounting and management my result in a material misstatement of the Company's financial statements. In addition due to the Company's lack of accounting personnel we may be unsuccessful in maintaining effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements of our financial statements.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR OFFICERS AND DIRECTORS OWN 36% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our officers and directors, Gary O'Flynn and Patrick Corkery, own approximately 36% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our officers and directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE AMOUNT OF SHARES TO BE SOLD THROUGH THIS OFFERING MAY MAKE IT DIFFICULT TO MAKE A SUCCESSFUL OFFERING OF OUR SECURITIES IN THE NEAR FUTURE.

Our selling shareholders are offering a significant percentage (64%) of our outstanding shares through this registration statement. As such, it may be difficult to make a successful offering of our securities to raise capital in the near future.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTORS.

We are organized under the laws of State of Nevada, but our officers and directors are non-U.S. residents. Consequently, it may be difficult for investors to affect service of process on Gary O'Flynn and Patrick Corkery in the United States and to enforce in the United States judgments obtained in United States courts against Mr. O'Flynn based on the civil liability provisions of the United States securities laws. Since our assets will be located in Ireland and other non-US countries it may be difficult or impossible for U.S. investors to collect a judgment against us. In addition, any judgment obtained in the United States against us may not be enforceable in the United States.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of this registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

As a public company we will incur additional costs including but not limited to the following: Audit, Legal, Prospectus printing and drafting, SEC fees, Market Maker, Transfer Agent, and EDGAR filing fees. These costs are expected to run between $15,000 and $35,000 per year.

WE DO NOT INTEND TO REGISTER A CLASS OF SECURITIES UNDER SECTION 12 OF THE EXCHANGE ACT, AND AS SUCH, WE WILL ONLY BE SUBJECT TO LIMITED REPORTING REQUIREMENTS PURSUANT TO SECTION 15(D) OF THE EXCHANGE ACT.


We do not intend to register a class of securities under Section 12 of the Exchange Act. Therefore, we will only be subject to limited reporting requirements imposed by Section 15(d) of the Exchange Act. Specifically, in addition to the limited reporting requirements, we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act, the Section 16 short-swing profit provisions, or the tender offer rules under the Williams Act, nor shall our officers, directors and beneficial owners be required to report their beneficial ownership to the SEC pursuant to Section 16 of the Exchange Act. Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this Registration Statement is declared effective. Thus, investors will have access to less information about the Company and therefore bear a larger risk than if we were a fully reporting company.

IF WE HAVE LESS THAN 300 RECORD SHAREHOLDERS AT THE BEGINNING OF ANY FISCAL YEAR, OTHER THAN THE FISCAL YEAR WITHIN WHICH THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT WILL BE SUSPENDED.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this Registration Statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at a fixed price of $0.01 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 7,090,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 7,090,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on March 10, 2010;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                         Total Number Of        Total Shares to      Percentage of
                                                       Shares To Be Offered      be Owned Upon     Shares owned Upon
                                 Shares Owned Prior        For Selling           Completion Of       Completion of
Name Of Selling Shareholder      To This Offering      Shareholders Account      This Offering       This Offering
---------------------------      ----------------      --------------------      -------------       -------------
Stephen Walsh                        350,000                 350,000                 Nil                 Nil
Kieran Walsh                         350,000                 350,000                 Nil                 Nil
John Hornibrook                      350,000                 350,000                 Nil                 Nil
Kevin Crowley                        350,000                 350,000                 Nil                 Nil
John Devine                          350,000                 350,000                 Nil                 Nil
Patrick Crowley                      350,000                 350,000                 Nil                 Nil
Alan Carroll                         350,000                 350,000                 Nil                 Nil
Alan Gahan                           350,000                 350,000                 Nil                 Nil
Mandy Bullman                        350,000                 350,000                 Nil                 Nil
Ciara O'Driscoll                     350,000                 350,000                 Nil                 Nil
Toney Rodgers                        350,000                 350,000                 Nil                 Nil
Frank Twomey                         350,000                 350,000                 Nil                 Nil
Brian Twomey                         350,000                 350,000                 Nil                 Nil
Donal Twomey                         350,000                 350,000                 Nil                 Nil
Joan Twomey                          350,000                 350,000                 Nil                 Nil
Colm Norris                          250,000                 250,000                 Nil                 Nil
Jeremy O'Leary                       250,000                 250,000                 Nil                 Nil
Frances O'Leary                      250,000                 250,000                 Nil                 Nil
Mark O'Leary                         250,000                 250,000                 Nil                 Nil
Rhona O'Leary                        250,000                 250,000                 Nil                 Nil
Annette O'Leary                      150,000                 150,000                 Nil                 Nil
Jeremiah Grandon                     150,000                 150,000                 Nil                 Nil
Paul Sutton                           45,000                  45,000                 Nil                 Nil
Liam Power                            75,000                  75,000                 Nil                 Nil
Alma Crean                            75,000                  75,000                 Nil                 Nil
Valerie O'Leary                       45,000                  45,000                 Nil                 Nil
Michael Walsh                         50,000                  50,000                 Nil                 Nil

To our knowledge, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.01 unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily.. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

If applicable, the selling shareholders may distribute shares to one or more of their nominees who are unaffiliated with us. Such nominees may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any nominees with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

For the purpose of this registration statement nominee will be defined as: (a) a person or entity who is requested or named to act for another, such as an agent or trustee, or (b) a potential successor to another's rights under a contract.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Other than those who are considered affiliates and must comply with Rule 144, the persons listed in the table above plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

     * A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers
     * Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

Any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods". We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than the current officer/director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;

     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of June 30, 2011, there were 11,440,000 shares of our common stock issued and outstanding held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lawrence W. Horwitz, Esq. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Sadler, Gibb & Associates, LLC. To the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on July 12, 2010. We have not started operations but started initial work on a corporate website (www.goffcareers.com). As of the date of this filing, our website only includes contact information as well as a brief description of the Company. We intend to create a website that will operate as a link for employers in and individuals seeking employment in the UK and Ireland. We intend to differentiate ourselves from our competition by taking advantage of social media tools both to spread awareness and to create user friendly applications (i.e. allow job seekers to get updates via Tweets for new jobs in given fields and locations, share jobs with friends or recommend a friend to an employer on Facebook). We also intend to create an interface to allow for employers and job seekers to conduct interviews via video conferencing and applications for popular mobile devices. We believe this to be an area that will allow us to offer additional services in the future and create new revenue streams.

PRO FORMA EXPENSE AND REVENUE BUDGET (ALL COSTS HAVE BEEN CONVERTED TO US DOLLARS OUR REPORTING CURRENCY)

Before any revenue is generated the company will require additional capital which we intend to raise through an equity financing and the filing of an additional registration statement. We will realize no proceeds from the present registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale. We intend to concentrate all our efforts on raising capital during this period.

We cannot commence our plan of operations even if this registration statement goes effective because we will not receive any proceeds from the sale of shares. We can only commence operations if we raise cash through the future sale of shares. We will require additional financing of $185,000 in order to proceed with our full business plan for a full year. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our officers and directors. We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing.

If we are successful in raising capital we intend on carrying out our plan of operations.

CAPITAL EXPENSES

Major budgeted expenses include the following:

Secondary Offering:                            $ 20,000
Initial Website Development:                   $ 20,000
Video Conferencing and Apps:                   $ 20,000
Marketing and Related:                         $ 60,000
General and Administrative:                    $ 65,000

Total Estimated Capital Expenses:              $185,000

VARIABLE EXPENSES

The primary variable cost will be web-based consulting services. Our Capital Expenses include an initial website creation cost. However as we increase the number of clients we will require additional technical services to make revisions and updates to the corporate website.

GENERAL AND ADMINISTRATIVE AND OVERHEAD

Audit:                                         $ 15,000
Legal:                                         $  8,000
Filing fees:                                   $  2,000
Salaries:                                      $ 40,000

Total Estimated Corporate Overhead Expenses:   $ 65,000

REVENUES

Revenues will be based on the amount of clients we are able to provide our services to and the amount of user traffic we are able to drive to our site.

EMPLOYERS

Our prices will range from $50 - $250 per month and will be dependent on the amount of content and visibility provided for the offer of employment. A simple job posting with less than 200 words and no highlighting of the title will run at a flat rate of $50 per month. If the employer wishes to increase visibility by highlighting the posting or having additional words and/or images, prices will increase accordingly.

Our breakeven point for clients with an average price of $100 per month is 155 employer postings on a monthly basis.

BANNER ADVERTISEMENTS:

The price we are able to charge for banner advertisements will depend on user traffic and if our business model is successful will increase over time. We intend to market 3 separate spots on our homepage initially: one large banner ($300 per month) and two smaller banners ($100 per month) for an additional $500 per month. Management intends to increase traffic and resulting price of banner advertisements through marketing efforts.

MARKET

Our market is dual focused. Our revenues will come primarily from employers who are seeking suitable candidates for positions within firms. An equally important market for our business model is awareness and traffic from job seekers of all categories (unemployed, students, people seeking new careers and people seeking second jobs). The sizes of both the aforementioned markets are immense when considering the entirety of the United Kingdom and Ireland.

Gaining market share of both employers and job seekers from current competition will be the primary focus of our marketing strategy and management efforts for the initial year of operations.

COMPETITION

Our primary competitors in the online job placement and requirement space are listed below:

http://www.loadzajobs.ie/
http://www.recruitireland.com/
http://www.jobs.ie/hr_recruitment_jobs.aspx
http://www.irishjobs.ie/

MARKETING

Goff Corp will use all the standard web-based company marketing methods used including Search Engine Optimization, a user-friendly website and multiple domain names. In addition we intend to set up booths at universities, community colleges, job fairs, and high-schools. We will not only create awareness for our website but market our advantages over our competitors (social media/video conferencing/Apps).

An agreement has been signed with Park Management Company Ltd. (See exhibit 10.1). In this agreement, Park Management Company has agreed to use the services of Goff Corp in order to source future employees. An initial fee of $150, as well as additional success fees, is included in the agreement. This agreement will not take effect until such a time Goff Corp is operational.

EMPLOYEES

We are a development stage company and currently have no employees, other than our two officers and directors. We intend to hire additional employees as required in the future.

GOVERNMENT REGULATIONS

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business. We do not believe that government regulation will have a material impact on the way we conduct our business in the UK or Ireland.

RESEARCH AND DEVELOPMENT

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES

Our principal offices are located 9 NOF Commercial Centre Industrial Park, Old Mallow Rd, Cork City, Ireland.. Our telephone number is 353-86-704-4784. The current office space is being loaned to us free of charge by our Director, Patrick Corkery. We do not pay any rent and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is PO Box 4470 Lake Tahoe 89449.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 29 registered shareholders.

RULE 144 SHARES

11,440,000 shares of our common stock are issued and outstanding as of the date of this prospectus. The resale of our common stock must be by way of registration or through reliance upon an exemption from registration.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

     ALL FIGURES HAVE BEEN CONVERTED INTO US DOLLARS OUR REPORTING CURRENCY

COMPLETION OF SECONDARY FINANCING (180 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)

We expect to complete an additional public offering and file an additional registration statement registering the newly issued shares within 180 days after the effectiveness of this registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our additional public offering. We will require additional financing of $185,000 in order to proceed with our full business plan for a full year. The breakdown of the $185,000 is discussed in the plan of operation except for the $65,000 associated with General and Administrative expenses. We will realize no proceeds from this registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale.

We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our officers and directors.
 We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing. Once the present registration statement is effective there will be a ready market of secondary shares for sale, from which we will receive no proceeds. This will make it difficult to complete our secondary offering and the future share price will dictate the price of any additional raises.

BUDGET: 20,000

DEVELOP WEBSITE (45 DAYS AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT)

We have begun work initial work on our website but additional funds are required to complete the client management system and other software. Our business is based completely around our website so this is an area we intend to make visually impressive and user friendly.

BUDGET: $20,000

BEGIN MARKETING (IMMEDIATELY AFTER SECONDARY FINANCING)

Goff Corp will use all the standard web-based company marketing methods used including Search Engine Optimization, a user-friendly website and multiple domain names. In addition we intend to set up booths at universities, community colleges, job fairs, and high-schools. We will not only create awareness for our website but market our advantages over our competitors (social media/video conferencing/Apps).

BUDGET: $60,000

DEVELOP VIDEO CONFERENCING AND MOBILE APPLICATIONS (UPON COMPLETION OF WEBSITE)

We have begun work initial work on our website but additional funds are required to complete the client management system and other software. Our business is based completely around our website so this is an area we intend to make visually impressive and user friendly.

BUDGET: $20,000

SUMMARY

In summary, we should be in full operation and taking on 225 days after the effectiveness of this registration statement. Our main focus once in full operation will be to expand our business through marketing efforts and constantly improving our website with the aim to be the most user friendly and effective site of its kind.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2011

We did not earn any revenues from our incorporation on July 12, 2010 to June 30, 2011. We incurred operating expenses in the amount of ($4,416) for the period from our inception on July 12, 2010 through June 30, 2011. These operating expenses were comprised of incorporation costs, website, bank service charges and other development costs.

As of June 30, 2011, our current assets were $24,759 and our liabilities were $825, which resulting in a working capital of 23,934. As of June 30, 2011, current assets were comprised of $24,759 in cash and liabilities were comprised of $825 director loan. Management believes the current cash position is sufficient to complete our secondary offering but not enough cash to begin full operations. We will require additional capital in order to develop our website, begin marketing and initiate operations.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director          Age
----------------          ---

GaryO'Flynn               36
Patrick Corkery           26

EXECUTIVE OFFICERS:

Name of Officer           Age                    Office
---------------           ---                    ------

GaryO'Flynn               36     President, Chief Executive Officer, Treasurer,
                                 Chief Financial Officer and Chief Accounting
                                 Officer

Patrick Corkery           26     Director

BIOGRAPHICAL INFORMATION

GaryO'Flynn

Since our inception on July 12, 2010, Gary O'Flynn has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and a member of our board of directors. Mr. O'Flynn attended The Holy Trinity College in Cork, Ireland where he obtained a B.A in Commerce and an LLB. Since finishing University Mr. O'Flynn has qualified as a Solicitor in 2004 and a Qualified Financial Advisor (QFA) in 2007. For the past six years, Gary has operated his own firm, "Gary O'Flynn Solicitor," under which he offers advisory services that include life insurance, pensions and taxation advice. Gary has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 25% of his business time to our affairs.

   During the past ten years, Mr. O'Flynn has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. O'Flynn was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. O'Flynn's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

PATRICK CORKERY

Since April 1, 2011, Patrick Corkery has been a member of our board of directors. Mr. Corkery attended the College of Cork where he obtained a Bachelor's of Arts Degree in history and politics in 2007. Since finishing his education Mr. Corkery worked as the UCC Marketing and Communications Coordinator from October 2007-January 2008. From February 2008-December 2009 Mr Corkery worked with MCM Security "MCM". While with MCM Mr. Corkery was responsible for security at the St. Michal's Hospital in Cork City. Currently, Patrick Corkery is employed as a Parliamentary Assistant where he is responsible for press release drafting, liaising with government departments and working with constituent issues. Patrick has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 30% of his business time to our affairs.

   During the past ten years, Mr. Corkery has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Corkery was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Corkery's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 12, 2010 to June 30, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                     Stock       Option        Plan        Compensation     All Other
 Position         Year   Salary($)  Bonus($)  Awards($)   Awards($)  Compensation($)  Earnings($)   Compensation($)  Totals($)
 --------         ----   ---------  --------  ---------   ---------  ---------------  -----------   ---------------  ---------
Gary O'Flynn      2011     None       None      None        None         None             None           None           None
President, CEO,
CFO, Treasurer,
Chief Accounting
Officer, and
director

Patrick Corkery   2011     None       None      None        None         None             None           None           None
Secretary

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Gary O'Flynn or Patrick Corkery. We do not pay them for acting as a directors or officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at October 31, 2011 except as otherwise indicated, all shares are owned directly.


Title of        Name and address                      Amount of         Percent
 Class         of beneficial owner               beneficial ownership   of class
 -----         -------------------               --------------------   --------

Common     Gary O'Flynn                               4,000,000           33%(1)
Stock      President, Chief Executive Officer,
           Chief Financial, Officer, Treasurer,
           Chief Accounting Officer and
           Director
           11 Hayfield Drive
           Old Post Office Road
           Whitechurch,
           Cork, Ireland

Common     Patrick Corkery                              350,000            3%(1)
Stock      Director
           Apartment 1, 14 James Street
           Cork, Ireland

Common     All Officers and Directors as a            4,350,000(1)        36%
Stock      group that consists of one person            shares

----------
(1) The percent of class is based on 11,440,000 shares of common stock issued and outstanding as of the date of this prospectus.

      CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Gary O'Flynn purchased 4,000,000 shares of Goff Corp. at a price of $0.001 per share on December 8, 2010. These shares were purchased as an equity offering from the Company. Patrick Corkery purchased 350,000 shares of Goff Corp. at a price of $0.003 per share on December 14, 2010. These original issuance shares were purchased as an equity offering from the Company. None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

As of June 30, 2011, as Director and President, Gary O'Flynn has outstanding loans with the Company in the amount of $825.The loans are non-interest bearing, unsecured and due upon demand.

DIRECTOR INDEPENDENCE

Our common stock is not currently listed on a national securities exchange or an inter-dealer quotation system. We intend to apply to have our common stock quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, Gary O'Flynn is not independent because he is an executive officer of our company.

                      PROMOTERS AND CERTAIN CONTROL PERSONS

Gary O'Flynn and Patrick Corkery are promoters of Goff Corp.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                                   GOFF CORP.

                     AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

                                       AND

                              FINANCIAL STATEMENTS

                Inception on July 12, 2010 through June 30, 2011

                                   GOFF CORP.

                                Table of Contents

                                                                           Page
                                                                           ----

Audit Report of Independent Accountants..................................   F-1

Balance Sheets - June 30, 2011...........................................   F-2

Statement of Operations from inception
on July 12, 2010 through June 30, 2011...................................   F-3

Statement of Stockholder's Equity (Deficit) from inception
on July 12, 2010 through June 30, 2011...................................   F-4

Statement of Cash Flows from inception
on July 12, 2010 through June 30, 2011...................................   F-5

Notes to Financial Statements............................................   F-6

                         SADLER, GIBB & ASSOCIATES, LLC

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Goff Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Goff Corp. as of June 30, 2011, and the related statement of operations, stockholders' equity (deficit) and cash flows for the period from inception on July 12, 2010 through June 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Goff Corp. as of June 30, 2011, and the results of their operations and their cash flows for the period from inception on July 12, 2010 through June 30, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated losses of $4,416 as of June 30, 2011, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Sadler, Gibb & Associates, LLC
-----------------------------------------
Salt Lake City, UT
August 13, 2011

GOFF CORP.
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------


                                                                   June 30, 2011
                                                                   -------------
Assets

Current Assets
  Cash                                                               $ 24,759
                                                                     --------

      Total Assets                                                   $ 24,759
                                                                     ========

Liabilities and Stockholders' Equity (deficit)

Current Liabilities
  Loan from Director                                                 $    825
                                                                     --------

      Total Current Liabilities                                           825
                                                                     --------
Stockholders' Equity (deficit)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   11,440,000 shares issued and outstanding                            11,440
  Additional paid-in-capital                                           16,910
  Deficit accumulated during the development stage                     (4,416)
                                                                     --------

      Total stockholders' equity (deficit)                             23,934
                                                                     --------

      Total liabilities and stockholders' equity (deficit)           $ 24,759
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

GOFF CORP.
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------


                                                               From Inception on
                                                               July 12, 2010 to
                                                                 June 30, 2011
                                                                 -------------
Expenses
  General and Administrative Expenses                            $     4,416
                                                                 -----------

Net (loss) from Operation before Taxes                                (4,416)

Provision for Income Taxes                                                --
                                                                 -----------

Net (loss)                                                       $    (4,416)
                                                                 ===========

(Loss) per common share - Basic and diluted                      $     (0.00)
                                                                 ===========

Weighted Average Number of Common Shares Outstanding               6,074,590
                                                                 ===========


   The accompanying notes are an integral part of these financial statements.

GOFF CORP.
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on July 12, 2010 to June 30, 2011
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                           Number of                 Additional       During
                                            Common                    Paid-in       Development
                                            Shares        Amount      Capital          Stage         Total
                                            ------        ------      -------          -----         -----
Balance at inception on July 12, 2010             --     $    --      $    --         $    --       $    --

Common shares issued for cash
 between $0.01 and $0.001                 11,440,000      11,440       16,910              --        28,350

Net (loss)                                        --          --           --          (4,416)      $(4,416)
                                          ----------     -------      -------         -------       -------

Balance as of June 30, 2011               11,440,000     $11,440      $16,910         $(4,416)      $23,934
                                          ==========     =======      =======         =======       =======


   The accompanying notes are an integral part of these financial statements.

GOFF CORP.
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------


                                                               From Inception on
                                                               July 12, 2010 to
                                                                 June 30, 2011
                                                                 -------------
Operating Activities
  Net (loss)                                                       $ (4,416)
                                                                   --------

      Net cash (used) for operating activities                       (4,416)
                                                                   --------
Financing Activities
  Proceeds from related-party notes payable                           1,325
  Payments on related-party notes payable                               500
  Proceeds from the sale of common stock                             28,350
                                                                   --------

      Net cash provided by financing activities                      29,175
                                                                   --------

Net increase (decrease) in cash and equivalents                      24,759

Cash and equivalents at beginning of the period                          --
                                                                   --------

Cash and equivalents at end of the period                          $ 24,759
                                                                   ========

Supplemental cash flow information:

Cash paid for:
  Interest                                                         $     --
                                                                   ========

  Taxes                                                            $     --
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

1. ORGANIZATION AND BUSINESS OPERATIONS

GOFF CORP. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on July 12, 2010. The Company is in the development stage as defined under ASC 915, Development Stage Enterprises and it intends to provide web-based services that focus around our website that will operate as a link between employers and individuals seeking employment in the UK and Ireland.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, July 12, 2010 through June 30, 2011 the Company has accumulated losses of $4,416.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) GOING CONCERN
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $4,416 as of June 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the financing necessary to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) CASH AND CASH EQUIVALENTS
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

f) STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

g) INCOME TAXES
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

h) BASIC AND DILUTED NET LOSS PER SHARE
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive. i) FISCAL PERIODS The Company's fiscal year end is June 30.

j) RECENT ACCOUNTING PRONOUNCEMENTS
In January 2010, the Financial Accounting Standards Board ("FASB") issued 2010-06, "Improving Disclosures about Fair Value Measurements". This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued 2010-09, "Amendments to Certain Recognition and Disclosure Requirements" which eliminates the requirements for SEC filers to disclose the date through which an entity has evaluated subsequent events. ASU No. 2010-09 is effective for fiscal quarters beginning after December 15, 2010. The adoption of ASU No. 2010-09 will not have a material impact on the Company's financial statements.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $0.001 per share. In December of 2010, the Company issued 4,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $4,000.

In December and January of 2011, the Company issued 7,150,000 shares of common stock at a price of $0.003 per share for total cash proceeds of $21,450.

In January through April of 2011, the Company issued 290,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $2,900.

During the period July 12, 2010 (inception) to June 30, 2011, the Company sold a total of 11,440,000 shares of common stock for total cash proceeds of $28,350.

4. INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39 percent to net the loss before provision for income taxes for the following reasons:

                                                                   June 30, 2011
                                                                   -------------

     Income tax expense  at statutory rate                            $(1,722)
     Valuation allowance                                                1,722
                                                                      -------
     Income tax expense per books                                     $    --
                                                                      =======

Net deferred tax assets consist of the following components as of:

                                                                   June 30, 2011
                                                                   -------------

     NOL carryover                                                    $ 1,722
     Valuation allowance                                               (1,722)
                                                                      -------
     Net deferred tax asset                                           $    --
                                                                      =======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $4,416 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

5. RELATED PARTY TRANSACTONS

On July 12, 2010, an officer and director loaned the Company $1,225. On December 2, 2010 an officer and director loaned the company $100. On June 30, 2011, the Company made a payment of $500 the officer and director for partial repayment of outstanding loans. At June 30, 2011, $825 was owed to related parties of Goff Corp. The loans are non-interest bearing, due upon demand and unsecured.

6. SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

                       [OUTSIDE BACK COVER OF PROSPECTUS]


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee           $     8.23
     Transfer Agent Fees                                           $ 5,000.00
     Accounting fees and expenses                                  $ 5,500.00
     Legal fees and expenses                                       $ 3,500.00
     Edgar filing fees                                             $ 1,000.00
                                                                   ----------
     Total                                                         $15,008.23
                                                                   ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 4,000,000 shares of our common stock to Gary O'Flynn on December 8, 2010. Mr. O'Flynn is our President, Chief Executive Officer, Treasurer and a director. He acquired these 4,000,000 shares at a price of $0.001 per share for total proceeds to us of $4,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. O'Flynn was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We issued 350,000 shares of our common stock to Patrick Corkery on December 14, 2010. Mr. Corkery is director. He acquired these 350,000 shares at a price of $0.003 per share for total proceeds to us of $1,050.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Corkery was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 6,800,000 shares of our common stock at a price of $0.003 per share to the following 22 purchasers on January 28, 2011:

     Name of Subscriber                        Number of Shares
     ------------------                        ----------------

     Stephen Walsh                                 350,000
     Kieran Walsh                                  350,000
     John Hornibrook                               350,000
     Kevin Crowley                                 350,000
     John Devine                                   350,000
     Patrick Crowley                               350,000
     Alan Carroll                                  350,000
     Alan Gahan                                    350,000
     Mandy Bullman                                 350,000
     Ciara O'Driscoll                              350,000
     Toney Rodgers                                 350,000
     Frank Twomey                                  350,000
     Brian Twomey                                  350,000
     Donal Twomey                                  350,000
     Joan Twomey                                   350,000
     Colm Norris                                   250,000
     Jeremy O'Leary                                250,000
     Frances O'Leary                               250,000
     Mark O'Leary                                  250,000
     Rhona O'Leary                                 250,000
     Annette O'Leary                               150,000
     Jeremiah Grandon                              150,000

The total amount received from this offering was $20,400. We completed this offering pursuant to Regulation S of the Securities Act

We completed an offering of 290,000 shares of our common stock at a price of $0.01 per share to the following 5 purchasers on April 5, 2011:

     Name of Subscriber                        Number of Shares
     ------------------                        ----------------

     Paul Sutton                                    45,000
     Liam Power                                     75,000
     Alma Crean                                     75,000
     Valerie O'Leary                                45,000
     Michael Walsh                                  50,000

The total amount received from this offering was $2,900. We completed this offering pursuant to Regulation S of the Securities Act

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

EXHIBITS

Exhibit
Number                          Description
------                          -----------

3.1      Articles of Incorporation *
3.2      By-Laws *
5.1      Legal opinion of HORWITZ, CRON & ARMSTRONG, LLP, with consent to use *
10.1     Supply Agreement *
23.1     Consent of Sadler, Gibb & Associates, LLC

----------
* Previously filed

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on November 2, 2011.


                                        Goff Corp.


                                        By: /s/ Gary O'Flynn
                                            ------------------------------------
                                            Gary O'Flynn
                                            President, Chief Executive Officer,
                                            Treasurer, Chief Accounting Officer,
                                            Chief Financial Officer and Director


                                        Goff Corp.


                                        By: /s/ Patrick Corkery
                                            ------------------------------------
                                            Patrick Corkery
                                            Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


     SIGNATURE                  CAPACITY IN WHICH SIGNED             DATE
     ---------                  ------------------------             ----

/s/ Gary O'Flynn               President, Chief Executive       November 2, 2011
---------------------------    Officer, Treasurer,
Gary O'Flynn                   Chief Accounting Officer,
                               Chief Financial Officer
                               and Director



/s/ Patrick Corkery            Director                         November 2, 2011
---------------------------
Patrick Corkery